Exhibit 99.1
ICU Medical, Inc. Announces Second Quarter 2015 Results
SAN CLEMENTE, Calif., August 10, 2015 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI) ("ICU Medical"), a leader in the development, manufacture and sale of innovative medical devices used in infusion therapy, oncology and critical care applications, today announced financial results for the second quarter ended June 30, 2015.
Second Quarter 2015 Results
Second quarter 2015 revenue was $83.8 million, compared to $78.7 million in the same period last year. GAAP net income for the second quarter of 2015 was $13.6 million, or $0.83 per diluted share, as compared to GAAP net income of $5.9 million, or $0.38 per diluted share, for the second quarter of 2014. Adjusted diluted earnings per share for the second quarter of 2015 was $0.97 as compared to $0.51 for the second quarter of 2014. Also, adjusted EBITDA was $28.1 million for the second quarter of 2015 as compared to $16.3 million for the second quarter of 2014.
Vivek Jain, ICU Medical's Chief Executive Officer, said, "Our second quarter results were above our expectations as we achieved growth in both our direct and OEM channels. Based on our results for the first half of 2015 and expectations for the remainder of the year, we are adjusting our full year 2015 guidance.”
Revenues by market segment for the three months ended June 30, 2015 and 2014 were as follows:

	(dollars in millions)
	Three months ended June 30,
Market Segment	2015	2014	Change
Infusion Therapy	$58.0	$54.5	$3.5
Oncology	10.4	9.3	1.1
Critical Care	15.1	14.6	0.5
Other	0.3	0.3	0.0
	$83.8	$78.7	$5.1
The Company ended the second quarter with a strong balance sheet. As of June 30, 2015, cash, cash equivalents and investment securities totaled $367.3 million and working capital was $442.4 million. Additionally, the Company generated operating cash flow of $12.5 million for the second quarter of 2015.
Updated Fiscal Year 2015 Guidance
For the year, the Company now expects revenue to be in the range of $325 million to $330 million, compared to the previous range of $312 million to $317 million; GAAP diluted earnings per share to be in the range of $2.63 to $2.83, compared to the previous range of $2.15 to $2.25; adjusted diluted earnings per share to be in the range of $3.49 to $3.69, compared to the previous range of $2.70 to $2.80; and adjusted EBITDA to be in the range of $100 million to $105 million, compared to the previous range of $84 million to $86 million.
Conference Call
The Company will be conducting a conference call concerning these announcements at 4:30 p.m. EST (1:30 p.m. PST), today, Monday, August 10, 2015. The call can be accessed at 800-936-9761, international 408-774-4587, conference ID 85786479. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.
Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. The non-GAAP financial measures included in this press release are adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS"). Adjusted EBITDA excludes intangible asset amortization expense, depreciation expense, stock compensation expense, legal settlement expense and income tax expense. Adjusted Diluted EPS excludes, net of tax, intangible asset amortization expense, stock compensation expense and legal settlement expense.
The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.
Reconciliations of our GAAP to non-GAAP financial are included in the financial tables in this press release.
About ICU Medical, Inc.
ICU Medical, Inc. (Nasdaq: ICUI) develops, manufactures and sells innovative medical technologies used in infusion therapy, oncology, and critical care applications. ICU Medical's products improve patient outcomes by helping prevent bloodstream infections and protect healthcare workers from exposure to infectious diseases or hazardous drugs. The Company's complete product line includes custom IV systems, closed delivery systems for hazardous drugs, needlefree IV connectors, closed blood sampling systems, and hemodynamic monitoring systems. ICU Medical is headquartered in San Clemente, California. For more information, visit the Company's website at www.icumed.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future. These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of continued growth or improving efficiencies and unexpected changes in the Company's arrangements with its largest customers. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2014. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)

	June 30, 2015	December 31, 2014
	(unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$331,092	$275,812
Investment securities	36,223	70,952
Cash, cash equivalents and investment securities	367,315	346,764
Accounts receivable, net of allowance for doubtful accounts of $1,114 at June 30, 2015 and $1,127 at December 31, 2014	43,428	39,051
Inventories	38,231	36,933
Prepaid income taxes	8,263	3,963
Prepaid expenses and other current assets	6,930	5,818
Deferred income taxes	6,885	4,683
Total current assets	471,052	437,212

PROPERTY AND EQUIPMENT, net	81,376	86,091
GOODWILL	1,478	1,478
INTANGIBLE ASSETS, net	6,415	7,063
DEFERRED INCOME TAXES	9,916	9,258
	$570,237	$541,102
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,587	$11,378
Accrued liabilities	16,090	17,350
Total current liabilities	28,677	28,728

DEFERRED INCOME TAXES	2,278	1,376
INCOME TAX LIABILITY	1,222	2,746
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value Authorized-500 shares; Issued and outstanding- none	—	—
Common stock, $0.10 par value - Authorized, 80,000 shares; Issued and outstanding, 15,794 shares at June 30, 2015 and 15,595 shares at December 31, 2014	1,579	1,559
Additional paid-in capital	122,091	107,336
Retained earnings	432,167	408,911
Accumulated other comprehensive loss	(17,777)	(9,554)
Total stockholders’ equity	538,060	508,252
	$570,237	$541,102
______________________________________________________
(1) December 31, 2014 balances were derived from audited consolidated financial statements.

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Amounts in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
REVENUES:
Net sales	$83,662	$78,555	$164,985	$151,668
Other	119	122	280	239
TOTAL REVENUE	83,781	78,677	165,265	151,907
COST OF GOODS SOLD	40,020	41,135	78,990	78,338
Gross profit	43,761	37,542	86,275	73,569
OPERATING EXPENSES:
Selling, general and administrative	20,318	24,278	40,492	46,797
Research and development	3,122	4,566	7,430	8,197
Legal settlement	—	—	7,059	—
Total operating expenses	23,440	28,844	54,981	54,994
Income from operations	20,321	8,698	31,294	18,575
OTHER INCOME	240	207	766	417
Income before income taxes	20,561	8,905	32,060	18,992
PROVISION FOR INCOME TAXES	(6,991)	(3,027)	(8,804)	(6,457)
NET INCOME	$13,570	$5,878	$23,256	$12,535
NET INCOME PER SHARE
Basic	$0.86	$0.39	$1.48	$0.83
Diluted	$0.83	$0.38	$1.43	$0.81
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	15,781	15,242	15,738	15,170
Diluted	16,352	15,362	16,302	15,439

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(unaudited)

	Six months ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$23,256	$12,535
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,026	9,666
Provision for doubtful accounts	53	3
Provision for warranty and returns	38	(597)
Stock compensation	5,947	4,459
Loss (gain) on disposal of property and equipment	(33)	2
Bond premium amortization	1,223	1,060
Cash provided (used) by changes in operating assets and liabilities
Accounts receivable	(5,529)	4,786
Inventories	(2,267)	(3,456)
Prepaid expenses and other assets	(1,375)	548
Accounts payable	1,894	(134)
Accrued liabilities	(1,027)	498
Income taxes, including excess tax benefits and deferred income taxes	(5,456)	(95)
Net cash provided by operating activities	25,750	29,275
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,005)	(12,729)
Proceeds from sale of asset	34	5
Intangible asset additions	(440)	(377)
Purchases of investment securities	(17,092)	(60,090)
Proceeds from sale of investment securities	49,555	49,863
Net cash provided (used) by investing activities	27,052	(23,328)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	5,797	7,016
Proceeds from employee stock purchase plan	1,041	1,384
Tax benefits from exercise of stock options	3,425	1,985
Purchase of treasury stock	(1,435)	(5,835)
Net cash provided by financing activities	8,828	4,550
Effect of exchange rate changes on cash	(6,350)	(568)
NET INCREASE IN CASH AND CASH EQUIVALENTS	55,280	9,929
CASH AND CASH EQUIVALENTS, beginning of period	275,812	226,022
CASH AND CASH EQUIVALENTS, end of period	$331,092	$235,951

NON-CASH INVESTING ACTIVITIES
Accrued liabilities for property and equipment	$232	$140

ICU Medical, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures - Fiscal Year 2015 Outlook
(Amounts in thousands, except per share data)
(unaudited)

GAAP net income	$43,022	$46,289
Non-GAAP adjustments:
Stock compensation expense (a)	12,631	12,631
Depreciation and amortization expense (b)	18,391	18,391
Legal settlement (c)	7,059	7,059
Provision for income taxes (d)	18,987	20,670
Total non-GAAP adjustments	57,068	58,751
Adjusted EBITDA	$100,090	$105,040

GAAP diluted earnings per share	$2.63	$2.83
Non-GAAP adjustments:
Stock compensation expense (a)	$0.77	$0.77
Amortization expense (e)	$0.11	$0.11
Legal settlement (c)	$0.43	$0.43
Estimated income tax impact from adjustments (f)	$(0.45)	$(0.45)
Adjusted diluted earnings per share	$3.49	$3.69

(a) Stock-based compensation expense in accordance with ASC 718.
(b) Depreciation of fixed assets and amortization of intangible assets.
(c) Legal settlement.
(d) Income tax expense recognized during the period.
(e) Amortization expense.
(f) Estimated income tax effect on adjustments for stock compensation expense, amortization expense and legal settlement.

CONTACT:
ICU Medical, Inc.
Scott Lamb, Chief Financial Officer
(949) 366-2183

ICR, Inc.
John Mills, Partner
(646) 277-1254